Exhibit 5(a)
July 29, 2008
Northrop Grumman Corporation
Northrop Grumman S&MS Finance, LLC
Northrop Grumman Systems Finance, LLC
1840 Century Park East
Los Angeles, California 90067
     Re:     Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Northrop Grumman Corporation, a Delaware corporation (the “Company”), Northrop Grumman S&MS Finance, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“NGS&MSF”), and Northrop Grumman Systems Finance, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“NGSF” and, together with NGS&MSF, the “Finance Subsidiaries”), in connection with the filing by the Company and the Finance Subsidiaries (collectively, the “Issuers”) of a registration statement on Form S-3 (the “Registration Statement”) on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers the following securities (collectively, the “Securities”) to be offered and sold from time to time, on an immediate, continuous or delayed basis, pursuant to Rule 415 under the Securities Act:
     (i)      shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”);
     (ii)      unsecured senior debt securities, in one or more series, of the Company (the “Company Debt Securities”), certain of which may be convertible into shares of Common Stock;
     (iii)     unsecured senior debt securities, in one or more series, of either Finance Subsidiary (the “Finance Subsidiary Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”); and
     (iv)      full and unconditional guarantees (the “Guarantees”) by the Company (in such capacity, the “Guarantor”) of the Finance Subsidiary Debt Securities.
The shares of Common Stock issued or issuable upon the sale of Common Stock or the conversion of Company Debt Securities are referred to herein collectively as the “Common Shares”.
     This opinion is being furnished at your request in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission.
     Any Company Debt Securities are to be issued pursuant to that certain Indenture, dated as of November 21, 2001 (together with any related supplement thereto or other amendment thereof, including any supplement for the purpose of adding any guarantors as a party, the “Company Indenture”), by and between the Company and The Bank of New York Mellon (successor in interest to JPMorgan Chase Bank), as trustee. Any Finance Subsidiary Debt Securities are to be issued pursuant to an indenture proposed to be entered into among such Finance Subsidiary, the Guarantor, and an indenture trustee to be named therein (each such indenture, together with any related supplement thereto or other amendment thereof, including any supplement for the purpose of adding any additional guarantors as a party, a “Finance Subsidiary Indenture”). The term “Indentures” includes the Company Indenture and the Finance Subsidiary Indentures.

Northrop Grumman Corporation
Northrop Grumman S&MS Finance, LLC
Northrop Grumman Systems Finance, LLC
July 29, 2008

     In connection with this opinion, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. In addition, we have been furnished with and have examined originals or copies of the Registration Statement, the Issuers’ respective charter documents, the corporate and limited liability company proceedings taken by the Issuers with respect to the filing of the Registration Statement and the issuance of the Securities, the Company Indenture, and the originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as we have considered necessary to provide a basis for the opinions hereinafter expressed. In such examination, we assumed that the documents and instruments submitted to us have not been amended or modified since the date submitted and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
     Also, we have relied as to certain matters on information obtained from public officials, officers of the respective Issuers and other sources believed by us to be responsible, and we have assumed, without independent verification, that the parties to documents executed or to be executed, other than the Issuers, had or will have the capacity, if an individual, or the power, corporate or other, if an entity, to enter into and perform all obligations thereunder, the due authorization thereof by all requisite action, corporate or other, of such parties, and the due execution and delivery thereof by such parties, and that the signatures on documents examined by us are genuine. In particular, we have assumed that the Company Indenture has been duly authorized, executed and delivered by the original trustee thereunder and duly assigned to and assumed by the successor trustee thereunder, that all other governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Issuers, and that any Debt Securities that may be issued pursuant to an Indenture will be manually signed or countersigned, as the case may be, by duly authorized officers of the trustee thereunder.
     In addition, we have also assumed that at the time of the issuance and sale of the Securities, (i) the Registration Statement (including all necessary post-effective amendments thereto) will have become effective under the Securities Act; (ii) a prospectus supplement relating to and describing such Securities will have been duly prepared and filed with the Commission; and (iii) the terms of the Debt Securities and Guarantees, and of their issuance and sale, will have been duly established in conformity with the applicable Indenture (including any applicable supplemental indentures) and the resolutions of the board of directors or board of managers, as the case may be, or a duly authorized committee thereof, of the applicable Issuer, so as not to, and that the execution and delivery by the Issuers and Guarantor of, and the performance of their respective obligations under, such Debt Securities or Guarantee and Indenture, will not, violate, breach, conflict with or constitute a default under (A) the charter documents of the Issuer or, if applicable, the Guarantor, or the resolutions of the board of directors or board of managers, as applicable, of the Issuer and, if applicable, the Guarantor relating to such transactions, (B) any agreement or instrument to which the Issuer or, if applicable, the Guarantor or its properties is then subject, (C) any law, rule or regulation to which the Issuer or, if applicable, the Guarantor or its properties is then subject, (D) any judicial or regulatory order or decree of any governmental authority having jurisdiction over the Issuer or, if applicable, the Guarantor or its properties, or (E) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any such governmental authority. We also have assumed that the Issuers and the Guarantor are and, at the time of any such issuance and sale of Securities, will continue to be, duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation.

Northrop Grumman Corporation
Northrop Grumman S&MS Finance, LLC
Northrop Grumman Systems Finance, LLC
July 29, 2008

     We have also assumed that (i) the stock certificates to be issued to represent the Common Shares, if certificated, will conform to the specimen Common Stock certificate submitted to us, (ii) shares of Common Stock currently reserved by the Company will remain available for the issuance of the Common Shares, and (iii) none of the Issuers’ respective charter documents, or the corporate or limited liability company proceedings taken by the Issuers with respect to the filing of the Registration Statement and the issuance of the Securities, will be rescinded, amended or otherwise modified prior to the issuance of the Securities. We have obtained from officers of the respective Issuers a certificate as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificate without independent investigation.
     Based upon and subject to the foregoing and the qualifications and limitations set forth below, it is our opinion that:
     (1)     The Company Indenture has been duly authorized, executed and delivered by the Company. When a supplemental indenture to the Company Indenture relating to the Company Debt Securities being offered by the Company has been duly authorized, executed and delivered by each party thereto in accordance with the Company Indenture; when such Company Debt Securities have been duly executed and authenticated in accordance with the Company Indenture and any resolutions of the board of directors or officers’ certificate of the Company to be adopted or delivered in connection with the issuance of such Debt Securities; when such Company Debt Securities have been issued and sold as contemplated in the Registration Statement and registered in the name of and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor in accordance with the Company Indenture and any duly authorized, executed and delivered underwriting, purchase, agency or similar agreement; and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the board of directors of the Company, or a duly authorized committee thereof, such Company Debt Securities will constitute valid and legally binding obligations of the Company.
     (2)     When the indenture trustee is qualified to act as trustee under the applicable Finance Subsidiary Indenture; when such Finance Subsidiary Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; when such Finance Subsidiary Indenture has been duly authorized, executed and delivered by the Finance Subsidiary, the Guarantor and such indenture trustee; when a supplemental indenture to such Finance Subsidiary Indenture relating to Finance Subsidiary Debt Securities being offered by the Finance Subsidiary and Guarantee being offered by the Guarantor has been duly authorized, executed and delivered by each party thereto in accordance with such Finance Subsidiary Indenture; when such Finance Subsidiary Debt Securities and Guarantee have been duly executed and authenticated in accordance with such Finance Subsidiary Indenture and any resolutions of the board of managers or officers’ certificate of such Finance Subsidiary and the board of directors or officers’ certificate of the Guarantor, as the case may be, to be adopted or delivered in connection with the issuance of such Finance Subsidiary Debt Securities or Guarantee; when such Finance Subsidiary Debt Securities and Guarantee have been issued and sold as contemplated in the Registration Statement and registered in the name of and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor in accordance with such Finance Subsidiary Indenture and any duly authorized, executed and delivered underwriting, purchase, agency or similar agreement; and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the board of managers of such Finance Subsidiary and the board of directors of the Guarantor, or in either case a duly authorized committee thereof, as the case may be, such Finance Subsidiary Debt Securities and Guarantee will constitute valid and legally binding obligations of such Finance Subsidiary and the Guarantor, as the case may be.

Northrop Grumman Corporation
Northrop Grumman S&MS Finance, LLC
Northrop Grumman Systems Finance, LLC
July 29, 2008

     (3)     When the terms of the Common Shares and of their issuance and sale have been duly established in conformity with the Company’s certificate of incorporation and bylaws; when such Common Shares have been duly issued and sold as contemplated by the Registration Statement; if such Common Shares are issued in certificated form, when the stock certificates to be issued to represent such Common Shares have been properly executed by the Company and countersigned by its transfer agent and registrar therefor in accordance with Section 158 of the Delaware General Corporation Law and Section 6.01 of the Company’s bylaws and registered in the name of and duly delivered to, or if such Common Shares are issued in uncertificated form, such Common Shares have been properly registered by the Company or its transfer agent in the name of, the purchasers thereof upon payment of the agreed upon consideration therefor, which consideration has a value of not less than the par value per Common Share, in accordance with any duly authorized, executed and delivered underwriting, purchase, agency or similar agreement; and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the board of directors of the Company, or a duly authorized committee thereof, which resolutions specify the price or a pricing mechanism per share; and if, in the case of Common Shares issuable upon the conversion of other Securities, the Debt Securities which are convertible into such Common Shares have been duly authorized, executed and delivered; the Common Shares will be validly issued, fully paid and non-assessable.
     The opinions set forth in paragraphs (1) and (2) are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, (ii) public policy considerations which may limit the rights of parties to obtain remedies, and (iii) the implied covenants of good faith and fair dealing. We express no opinions concerning (i) the validity or enforceability of any provision contained in any Security or Indenture that purports to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (ii) the enforceability of any indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws.
     The foregoing opinions are limited to the Federal laws of the United States, the laws of the State of New York as they relate to the validity and enforceability of documents, agreements and instruments referred to herein, the laws of the State of California, and the General Corporation Law and Limited Liability Company Act of the State of Delaware, the applicable provisions of the Constitution of the State of Delaware, and reported decisions of the Delaware courts interpreting such laws and Constitution, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Registration Statement, any prospectuses contained therein or related thereto, any Issuer, any Securities, any Indenture, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Issuers may have under or in respect of the Debt Securities or Indentures, or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

Northrop Grumman Corporation
Northrop Grumman S&MS Finance, LLC
Northrop Grumman Systems Finance, LLC
July 29, 2008

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of the Debt and Equity Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Sheppard, Mullin, Richter &
Hampton LLP